MARKETING AGREEMENT

     This MARKETING AGREEMENT, made and entered into as of the 1st day of January 1996 by and between MASSACHUSETTS GENERAL LIFE INSURANCE COMPANY ("MGLIC"), a Massachusetts stock life insurance corporation with principal offices at 7887 East Belleview Avenue, Englewood, Colorado 80111, WABASH LIFE INSURANCE COMPANY ("WLIC"), a Kentucky corporation with principal offices at 7887 East Belleview Avenue, Englewood, Colorado 80111, and American Financial Reinsurance, Inc. ("Life Company"), an Arizona corporation with principal offices at 225 South 200 West, Suite 302, Farmington, Utah 84025, and American Financial Marketing, Inc. ("Marketing Company"), a Utah corporation with principal offices at 225 South 200 West, Suite 302, Farmington, Utah 84025.

                                   WITNESSETH

     WHEREAS, MGLIC desires to increase their sale and issuance of life insurance and similar products ("Insurance Business") and to maximize the persistency thereof through the sale of such products by general agents of MGLIC recruited by Marketing Company (hereinafter called "Agents"), and the reinsurance by MGLIC to Life Company of part of such Insurance Business, all in accordance with and subject to the following terms, conditions and provisions.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. General Agents. To the extent they have not previously done so, MGLIC and each Agent, as more specifically set forth and identified in Exhibit "A", which is attached hereto and incorporated herein, including persons or other entities recruited as Agents subsequent to the date hereof, shall promptly enter into a General Agents' Compensation Agreement (herein so-called) in the form attached hereto as Exhibit "A" and incorporated herein to solicit applications for Insurance Business; provided, however, that MGLIC shall not be obligated to enter into a General Agents' Compensation Agreement with any given Agent unless such Agent meets the reasonable appointment criteria for general agents applied by MGLIC in the ordinary course of business. Marketing Company agrees to identify in writing at the contract date all Agents to be included in the Marketing Company. Such Agents are hereinafter individually referred to as "General Agent" and collectively referred to as "General Agents."

     2. Reinsurance. Simultaneously with the execution of this Marketing Agreement, MGLIC and Life Company shall enter into a reinsurance agreement ("Modified Coinsurance Agreement") on a modified coinsurance basis attached hereto as Exhibit "B" and incorporated herein. Under the Modified Coinsurance Agreement MGLIC will cede and Life Company will reinsure, on a quota share basis, certain percentages of the Insurance Business produced by General Agents as more specifically set forth in Exhibit "B" hereto.

     3. Administrative Services. Simultaneously with the execution of this Marketing Agreement, Life Company and WLIC shall enter into an Administrative Services Agreement (herein so-called) in substantially the form attached hereto as Exhibit "C" and incorporated herein.

     4. Production Goals. Marketing Company agrees to use reasonable efforts to cause General Agents to solicit applications for Insurance Business to be issued by MGLIC for not less than the following aggregate cumulative First Year Premiums ("Cumulative Production Goals") on or before the following

     Target Dates (herein so-called):
     TARGET DATES        CUMULATIVE PRODUCTION GOALS
     December 31, 1996                  2,000,000
     December 31, 1997                  4,000,000
     December 31, 1998                  6,000,000
     December 31, 1999                  8,000,000
     December 31, 2000                  10,000,000

     For the purposes of this Agreement the term "First-Year Premiums" shall mean the aggregate life insurance premiums payable during the first year a policy or contract of insurance is in effect, exclusive of (i) lump-sum cash deposits in excess of published premium rates, (ii) premiums for flexible premium life insurance contracts in excess of control premiums and (iii) premiums for single pay contracts. All First-Year Premiums associated with any application for Insurance Business submitted by a General Agent to MGLIC shall be counted in full unless and until such application is rejected by MGLIC. All First-Year Premiums associated with any rejected application shall cease to be counted as of the date of such rejection.

     Insurance policies and contracts which have been issued prior to the date hereof by MGLIC as a result of applications for Insurance Business solicited by General Agents after July 1, 1995, shall be deemed to have been issued subsequent to the date hereof but prior to December 31, 1996, for the purpose of calculating the aggregate Cumulative First Year Premiums.

     5. Termination. For the purpose of this Agreement, the term "Completion Date" shall mean (i) December 31, 2000, or (ii) the date by which MGLIC has issued Insurance Business as a result of applications solicited by General Agents with aggregate cumulative First-Year Premiums in the aggregate amount of $10,000,000, whichever occurs first.

     (a) Prior to Completion Date. This Agreement may not be terminated prior to the Completion Date, except:

     (i) By the mutual consent of the parties hereto; or

     (ii) By MGLIC and WLIC if any one or more of the Cumulative Production Goals set forth herein are not achieved by their respective Target Dates, and then only upon six (6) months' prior written notice by MGLIC and WLIC to Marketing Company and Life Company; or

     (iii) By MGLIC and WLIC in the event of a material breach on the part of Marketing Company, Life Company or any General Agent of this Agreement, the Administrative Services Agreement, any Modified Coinsurance Agreement between MGLIC and Life Company or any General Agents' Compensation Agreement and such breach is not cured or eliminated within thirty (30) days after receipt of written notice thereof to Marketing Company and Life Company from MGLIC and WLIC; or

     (iv) By Marketing Company and Life Company in the event of a material breach on the part of MGLIC and WLIC of this Agreement, the Administrative Services Agreement, the Modified Coinsurance Agreement or any General Agents' Compensation Agreement and such breach is not cured or eliminated within thirty
(30) days after receipt of written notice thereof to MGLIC and WLIC from Marketing Company and Life Company.

     (b) After Completion Date. This Agreement may not be terminated any time after the Completion Date except:

     (i) By the mutual consent of the parties hereto; or

     (ii) By MGLIC and WLIC upon thirty (30) days, written notice to Marketing Company and Life Company; or

     (iii) By Marketing Company and Life Company upon thirty (30) days' written notice to MGLIC and WLIC.

     6. Recapture of Reinsured Business. If any Cumulative Production Goal is not met by the Target Date applicable thereto, or if this Agreement is terminated prior to the Completion Date pursuant to the provisions of Paragraph 5(a)(i) or 5(a)(iii) above, MGLIC shall have the right, upon six months' prior written notice to Marketing Company and Life Company, to recapture all of the Insurance Business ceded by MGLIC to Life Company under the Modified Coinsurance Agreement and Life Company shall transfer to MGLIC cash equal to the preceding Accounting Period's Reserve Liability and any future liability shall cease.

     7. Right of First Refusal. In the event that Life Company receives an Offer (herein so-called) from an unaffiliated party ("Offeror") to purchase or to reinsure all or part of the Insurance Business previously assumed and reinsured by Life Company from MGLIC, before Offerees accept such Offer they shall deliver a copy of the Offer to MGLIC and WLIC. During the thirty (30) day period following such delivery, MGLIC and WLIC shall have a right of first refusal for either MGLIC or WLIC or any of their affiliates to elect to reinsure such Insurance Business, on the same terms and conditions contained in such Offer. Upon the earlier of (i) the delivery by MGLIC and WLIC to Life Company of written notification of their intent not to exercise such right of first refusal, or (ii) the expiration of such thirty (30) day period without receipt by Life Company of MGLIC and WLIC's written notice of intent not to exercise such right of first refusal, the Life Company shall have the right to accept the Offer.

     If MGLIC and WLIC exercise such right of first refusal but fail to consummate the purchase within ninety (90) days after receipt by Life company of MGLIC and WLIC's written notice of exercise, and if such failure is for any reason other than the refusal of Life Company to consummate the transaction in accordance with the terms of the offer or the failure of MGLIC and WLIC, despite diligent efforts, to obtain all necessary regulatory approval, MGLIC and WLIC's right of first refusal shall terminate completely and permanently. If, despite diligent efforts, MGLIC and WLIC fail to obtain all necessary regulatory approvals within the ninety (90) day period specified above, the right of refusal shall terminate on the earliest of (1) the date on which the receipt of regulatory approvals is no longer possible or regulatory disapproval is announced, (2) the date thirty days after the date on which regulatory approval is granted if the purchase remains unconsummated (unless Life Company has refused to consummate the transaction in accordance with the terms of the Offer), or (3) the date on which MGLIC and WLIC cease to make diligent efforts to obtain all necessary regulatory approvals. Such ninety (90) day period may be extended by mutual consent of MGLIC, WLIC and Life Company.

     8. Miscellaneous.

     (a) Assignments. This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns, but no party may assign this Agreement without the prior written consent of the other parties.

     (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     (c) Section Headings. The headings set forth herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     (d) Waiver. No delay or omission by any party hereto to exercise any right or power arising upon any noncompliance or default by any other party with respect to any of the terms of this Agreement shall impair any such right or power or be construed as a waiver thereof. A waiver by any of the parties hereto of the fulfillment of any of the covenants, conditions or agreements to be performed by any other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained. All remedies provided for in this Agreement shall be cumulative in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

     (e) Amendments. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing duly executed by the parties hereto or their respective successors or permitted assigns.

     (f) Arbitration. Any disagreement that should arise between the parties regarding the rights or liabilities of the parties under any transaction pursuant to this Agreement shall be referred to arbitrators. One arbitrator is to be chosen by each party from among officers of other life insurance companies, which said officers are familiar with reinsurance transactions. A fifth arbitrator shall be chosen by the said arbitrators before entering into arbitration. An arbitrator may not be a present or former officer, attorney, or consultant of the parties or either's affiliates. If the arbitrators appointed by the parties cannot agree on a fifth person then either party may apply to the President of the American Life Insurance Association for appointment of a fifth arbitrator. The arbitrators' decision will be final and binding upon both parties.

     The place of the meeting of the arbitrators will be decided by a majority vote of the members thereof. All expenses and fees of the arbitrators will be borne equally by the parties, unless the arbitrators decide otherwise.

     (g) Notices. Any notices required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, telecopied, or mailed, by certified mail, return receipt requested to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to MGLIC:

     Cathy A. Shinagawa
     Massachusetts General Life Insurance Company
     7887 East Belleview Avenue
     Englewood, Colorado 80111

     If to WLIC:

     Cathy A. Shinagawa
     Wabash Life Insurance Company
     7887 East Belleview Avenue
     Englewood, Colorado 80111

     If to Life Company:

     Kenton Stanger, President
     PO Box 683
     225 South 200 West, Suite 302
     Farmington, Utah 84025-0683

     If to Marketing Company:

     Kenton Stanger, President
     PO Box 683 225 South 200 West, Suite 302
     Farmington, Utah 84025-0683

All notices and other communications required or permitted hereunder that are addressed as provided in this Section 8(g) will, if delivered personally or by mail in the manner described above, be deemed given upon receipt, and will if delivered by telecopy, be deemed delivered when confirmed.

     (h) Force Majeure. The parties shall be excused from performance hereunder for any period when the parties are prevented from performing any services to be provided hereunder, in whole or in part, as a result of an Act of God, fire, war, civil disturbance, court order, insurance department regulatory order, labor dispute, or other cause beyond its reasonable control, and such nonperformance shall not be a ground for Termination hereof or assertion of default hereunder. In the event either party hereto shall be excused from performance under this provision, said party shall use its best efforts to provide, directly or indirectly, alternative and, to the extent practicable, equivalent fulfillment of its obligation hereunder.

     (i) Oversight. If nonpayment of premiums within the time specified or failure to comply with any of the other terms of this Agreement is shown to be unintentional and the result of oversight or misunderstanding on the part of either parties hereto, this Agreement will not be considered abrogated thereby, but the parties to this Agreement will be restored to the position they would have occupied had no such oversight or misunderstanding occurred.

     (j) Severable Provisions. If any provisions of this Agreement shall be found to be invalid by any administrative agency or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Agreement and all other provisions herein shall remain in full force and effect.

     (k) Approvals, Consents. etc. In any instance where agreement, approval, acceptance or consent of any parties is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

     (1) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and delivered by their officers "hereunto duly authorized, all as of the date first hereinabove written.


ATTEST:                 MASSACHUSETTS GENERAL LIFE INSURANCE COMPANY

                        /s/ Roger Dunker
Secretary               President

ATTEST:                 WABASH LIFE INSURANCE COMPANY

                        /s/ Roger Dunker
Secretary               President

                        AMERICAN FINANCIAL HOLDINGS, INC. dba
ATTEST:                 AMERICAN FINANCIAL MARKETING, INC.

/s/ Raymond L. Punta    /s/  Kenton L. Stanger
Secretary               President

ATTEST:                 AMERICAN FINANCIAL REINSURANCE, INC.
/s/ Raymond L. Punta    /s/ Kenton L. Stanger
Secretary               Chief Executive Officer


                                  EXHIBIT A
                            GENERAL AGENT AGREEMENT

Effective this ----- day of ------, 19-----
MASSACHUSETTS GENERAL LIFE Insurance Company
(hereinafter referred to as Company) hereby appoints ------------------- (General Agent's Name) to act as the Company's General Agent (hereinafter referred to as General Agent or You), for the solicitation of applications for insurance. The title of the General Agent shall be -----------

The parties hereby agree as follows:

RELATIONSHIP OF PARTIES

     1. The General Agent is an independent contractor. Nothing contained in this contract or in any course of dealing between you and the Company whether in the past or currently shall be construed or interpreted to create an employer-employee relationship between the Company and you.

     You shall be free to exercise your own judgment as to the persons from whom applications are solicited and as to the time, place and manner of solicitation; however, the applicable statutes and governmental regulations pertaining to the conduct of business covered hereby as well as the regulations from time to time adopted by the Company respecting its methods of doing business shall be observed and conformed to by you.

AUTHORITY

     2. Your authority shall extend no further than is stated in this contract. You are hereby authorized to solicit applications for insurance and annuity contracts on behalf of the Company. You are further authorized to collect in cash a first-year premium on applications solicited or on policies forwarded to you for delivery. You may not collect any deferred first-year or renewal premium unless a receipt is forwarded by the Company to you for that purpose. You shall not collect any premiums past due except upon conditions specifically prescribed by the Company. You shall not undertake to make, alter, or discharge any contract or waive any forfeiture, or extend the time for payment of any premium or note, or waive payments in cash, or contract debts or obligations in the name of the Company or obligate it in any way. Except in cases where the first full premium has been paid in advance, you shall not deliver any policy where you have knowledge of any conditions suffered by the applicant subsequent to the application date which might affect insurability.

     You have the authority to recruit insurance producers (Producers) to solicit insurance and annuities under your supervision and recommend their licensing to the Company. The Company reserves the right of refusal to license any such proposed Producer. You shall contract directly with your Producers under agreements suitable to you for solicitation of insurance as authorized herein; provided, however, that you agree to provide the Company with copies of all such agreements.

LITIGATION

     3. You shall not institute legal proceedings against any applicant, policyholder or any other person for any cause arising out of the business transacted under this appointment unless the Company shall have been notified in writing of such action or the proposed action simultaneously with the institution of such legal proceedings. Should the Company be sued because of any alleged act by you, the Company shall, upon receipt of notification of such suit, notify you immediately in order that you and the Company may mutually agree upon the appropriate defense, the employment of counsel and a determination as to which party shall be liable for the cost of such defense. The Company, at its sole discretion and expense, may settle any claim or claims of applicants for insurance, policyholders or others against the Company arising out of the business transacted under this appointment, upon receipt of proof satisfactory to the Company of the justice of such claim or claims. No settlement calling for payment by you in whole or in part (whether directly or indirectly, or whether contributed to in whole or in part by any insurance carrier) shall be made without your consent.

 MODIFICATIONS

     4. The Company shall not be bound by a promise, agreement, understanding, or representation heretofore or hereafter made unless made in writing and signed by an officer of the Company expressing by its terms an intention to modify this contract.

DISPUTES

     5. If a claim to compensation is disputed by another General Agent or Producer, the decision of the Company thereon shall be binding and conclusive.

RULES AND REGULATIONS

     6. This agreement shall be deemed to be supplemented by any provisions, rules and instructions for the conduct of its business which may be set forth in any rate book, instruction manual, or other publication, or written directives issued by the Company from time to time to the same extent as if such provisions, rules, and instructions were included herein.

REPLACEMENT AND REINSTATEMENTS

     7. If a policy issued by the Company is terminated and a new policy is issued on the same life which, in the judgment of the Company, is to take the place 'of the terminated policy, no compensation shall be allowed thereon. If any policy obtained through you lapses and is then restored through the action of some other person, the Company shall not be liable for any further compensation thereon.

ADVERTISING

     8. You shall comply with the rules of the Company and any applicable statutes and governmental regulations relating to advertising, publicity releases, and the use of written or printed material pertaining to the Company policies, plans, financial condition, or statements concerning production.

COMPENSATION

     9. As compensation for the services to be rendered, you will be paid at the rates and under the conditions set forth in the attached schedule(s) of compensation on premiums paid in cash and accepted by the Company for first and subsequent policy years on account of policies issued on applications obtained by you or your Producers, and only after the due date of the premium.

     The Compensation Schedules may be changed upon written notice to you by the Company and any applications solicited by you shall be affected by such change thirty (30) days after the date of such written notice. Any such change will not affect vesting requirements.

     You hereby agree that any obligation due from you may be offset by the Company against any money payable to you under this contract, and that any such indebtedness shall be a first lien upon any funds due to you under this contract. The Company may, moreover, require an immediate repayment of such indebtedness regardless of whether future compensation becoming payable to you appears to be adequate to offset such indebtedness. In the event ;he Company is required to pursue formal collection procedure in order to collect any indebtedness under the terms of this contract, you agree to be, responsible for any expense incurred, be it the fee of a collection agency, attorney. or other cost, including court costs.

     In the event you have been appointed by an affiliate of the Company, any indebtedness owing the Company may be offset by compensation due you from the affiliate and any indebtedness owing the affiliate may be offset by compensation due you under this appointment.

REJECTIONS

     10. The Company may reject any application for insurance obtained by you or your Producers without specifying the reason therefor and return the premium thereon.


RETURN OF PREMIUM

     11. Should the Company for any reason return a premium on a policy, you shall repay to the Company on demand, the amount of compensation received on the premium so returned.

INDEBTEDNESS

     12. Any indebtedness incurred by you and/or by any producers and general agents on whose business you receive compensation shall, in the absence of any agreement in writing to the contrary, be loans payable upon demand. As security for any such loans, the Company shall have a first lien upon any compensation payable to you under this or any other contract between you and the Company and may at any time deduct from any such compensation any such indebtedness.

ASSIGNMENT

     13. No assignment of compensation payable hereunder shall be valid unless accepted in writing by the Company.

INTENT NOT TO WAIVE

     14. The failure of the Company to enforce any provision in this contract or any regulation it promulgates shall not constitute a waiver thereof.

TERMINATION

     15. This contract shall terminate: (1) Upon your death or in the event you become totally and permanently disabled; (2) Upon the giving of written notice by you or the Company, said notice being delivered personally or mailed to the last known address of the other party via United States mail.

     In the event of termination as described above, you agree to deliver all Company property to the Company and to repay any existing indebtedness to the Company. If the contract terminates by reason of your health, or in the event you die prior to receipt of all compensation due to you, compensation due, or thereafter becoming due, shall be paid to your estate. In the event you are a corporation, this contract shall automatically terminate in the event the corporation ceases to do business as a corporation, in which case all compensation due and thereafter becoming due to it shall be payable to its successor or duly appointed representative.

PRIOR AGREEMENTS SUPERSEDED

     16. This agreement supersedes all prior agreements between the Company and you with respect to policies issued :through you after the effective date hereof.

WITHDRAWAL

     17. Company retains the right to withdraw any policy form or withdraw from any territory or jurisdiction.

IN WITNESS WHEREOF, this appointment has been executed on this ---- day of ---- ----, 19--

MASSACHUSETTS GENERAL LIFE Insurance Company

By /s/ vice president

AMERICAN FINANCIAL HOLDING, INC.,
 d/b/a AMERICAN FINANCIAL MARKETING, INC.
 [name of agency]


By /s/ Kenton L. Stanger, president and CEO


                                   EXHIBIT B

                         MODIFIED COINSURANCE AGREEMENT

     THIS MODIFIED COINSURANCE AGREEMENT, made and entered into as of the 1st day of January 1996 by and between MASSACHUSETTS GENERAL LIFE INSURANCE COMPANY ("Ceding Insurer"), a Massachusetts corporation with principal offices located at 7887 East Belleview Avenue, Englewood, Colorado 80111, and American Financial Reinsurance, Inc. ("Reinsurer"), an Arizona corporation with principal offices located at 225 South 200 West, Suite 302, Farmington, Utah 84025.

                                  WITNESSETH:

WHEREAS, Ceding Insurer, Reinsurer, WABASH LIFE INSURANCE COMPANY ("WLIC"), a Kentucky corporation, and American Financial Marketing, Inc. ("Marketing Company"), a Utah corporation and an affiliate of Reinsurer, are parties to a Marketing Agreement (herein so-called) dated as of even date herewith, under which, among other things, Ceding Insurer and Reinsurer agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Except as otherwise indicated herein, all terms used in the Marketing Agreement shall have the same meaning in this Agreement. In addition, the following terms shall mean:

1.1 "Abatement" means the termination of the provisions of this Agreement relating to the cession of additional Insurance Business Produced, but excludes the termination of the remaining provisions of the Modified Coinsurance Agreement.

1.2 "Accounting Period" means each calendar quarter ending on March 31, June 30, September 30 and December 31 of each year.

1.3 "Beginning Calendar Year" means the period commencing with the effective date of this Agreement and ending December 31, 1995.

1.4 "Calculation Period" means the Beginning Calendar Year, the Ending Calendar Year and each Calendar Year occurring in between them.

1.5 "Calendar Year" means the each twelve month period beginning January 1 and ending December 31.

1.6 "Ending Calendar Year" means the period commencing on January 1 of the year in which this Agreement is Abated and ending on the date of Abatement.

1.7 "First Year Paid Life Insurance Premiums" means the life insurance premiums received by the Ceding Insurer on the Policies reinsured hereunder during the first year each of such Policies is in effect, exclusive of (i) lump-sum cash deposits in excess of published premium rates, (ii) premiums for flexible premium life insurance contracts in excess of control premiums and (iii) premiums for single pay contracts.

1.8 "Gross Rate of Interest" for any Accounting Period for each product type shall be the sum of (a) the amount of basis points (interest spread) as dictated in Schedule A by product type and (b) the effective weighted average of the rates of interest credited by Ceding Insurer, excluding additional interest credits, if any, to policyowners on interest-sensitive whole life and flexible premium adjustable life insurance policies as authorized by Ceding Insurer's Board of Directors and in effect from time to time during the Accounting Period.

1.9 "Gross Investment Income" for any Accounting Period shall be an amount equal to:

(a) Twenty-five percent of the Gross Rate of Interest multiplied by an amount equal to (i) Reinsurer's Quota Share of the Reserve Liability at the beginning of such Accounting Period less (ii) an amount equal to Reinsurer's Quota Share of the principal amount of all policy loans on the Policies reinsured hereunder ("Policy Loans'') at the beginning of the Accounting Period less (iii) any unpaid settlements due to the Ceding Insurer plus (iv) any unpaid settlements due to the Reinsurer;

Plus (b) An amount equal to Reinsurer's Quota Share of the interest received by Ceding Insurer during such Accounting Period on all Policy Loans.

1.10 "Gross Premium" means all of the paid premiums received by Ceding Insurer on the Policies reinsured hereunder including (i) lump sum cash deposits in excess of published premium rates, (ii) premiums for flexible premium life insurance contracts in excess of control premiums and (iii) premiums for single pay contracts.

1.11 "Insurance Business Produced" means one hundred percent (100~) of Ceding Insurer's liability under all insurance policies and contracts ("Policies") issued by Ceding Insurer on the basis of applications solicited by Marketing Company or its subagents pursuant to the Marketing Agreement.

1.12 "Quota Share" means for any given Calculation Period:

(a) For Calendar year 1995, a thirty-three and one-third percent (33.33~) undivided interest in the Insurance Business Produced during that Calendar Year; and

(b) For Calendar Years after 1995, if (i) Insurance Business Produced by Marketing Company is $5,000,000 or more of First Year Paid Life Insurance Premiums received by Ceding Insurer in any Calendar Year, the Quota Share for the subsequent Calendar year shall be a fifty percent (50%) undivided interest in the Insurance Business Produced, or (ii) if Insurance Business Produced by Marketing Company is less than $5,000,000 of First Year Paid Life Insurance Premiums received by Ceding Insurer in any Calendar Year, the Quota Share for the subsequent Calendar Year shall be a thirty-three and one-third percent (33.33%) undivided interest in the Insurance Business Produced. Insurance Business Produced by Marketing Company must be greater than $2,000,000 of First Year Paid Life Insurance Premiums received by Ceding Insurer in any Calendar Year for Reinsurer to continue to be eligible to participate.

1.13 "Reserve Liability" means the actuarial reserves relating to the Policies reinsured hereunder as reported in Exhibit 8 of Ceding Insurer's Annual Statement prepared on forms prescribed by the National Association of Insurance Commissioners ("NAIC Statement"). Such reserves shall be determined on the same basis as that used by the Ceding Insurer in computing its Reserve Liability. In addition, a reserve shall be calculated based upon the block's experience through cash flow testing by a statement actuary. If such testing of cash flows indicates an additional reserve is to be established for the block of business then such reserve will be established to comply with regulatory provisions.

1.14 "Claims Liability" means the claims incurred but not paid relating to the Policies reinsured hereunder as reported in Exhibit 11 of Ceding Insurer's Annual Statement prepared on forms prescribed by the National Association of Insurance Commissioners ("NAIC Statement"). Such claims shall be determined on the same basis as that used by the Ceding Insurer in computing its Claims Liability.

1.15 "Termination" means the termination of all of the provisions of this Agreement and includes the recapture by Ceding Insurer of all Policies previously reinsured hereunder.

2. Reinsurance. Ceding Insurer agrees to cede to Reinsurer and Reinsurer agrees to assume and reinsure from Ceding Insurer, on a modified coinsurance basis, Reinsurer's Quota Share of the Insurance Business Produced on the terms and conditions stated herein.

2.1 This Agreement is an indemnity reinsurance agreement solely between the Ceding Insurer and the Reinsurer and, except as otherwise provided herein, the performance of the obligations of each party hereunder shall be rendered solely to the other party. Except as otherwise provided herein, no person other than Ceding Insurer and Reinsurer shall have any rights under this Agreement and the Ceding Insurer shall be and remain solely liable to any insured, policyowner, or beneficiary under the Policies reinsured hereunder.

2.2 Reinsurer shall, except for Reserves, Policy Loans and Policy Issue Expenses and Policy Maintenance Expenses, share with the Ceding Insurer, on the basis of Reinsurer's Quota Share, in all transactions relating to the Policies reinsured hereunder, including, without limitation:

(a) All premium transactions effected;

(b) All commissions, fees and bonuses paid to or for the benefit of the Marketing Company and/or General Agents.

(c) All policy benefits paid.

(d) All policyholder dividends paid. (e) All premium taxes paid.

(e) All premium taxes paid.

(f) All nonforfeiture benefits paid.

2.3 Except as provided herein, the liability of Reinsurer with respect to the Policies reinsured hereunder shall begin and end simultaneously with the liability of the Ceding Insurer.
2.4 Reinsurer's Quota Share of reinsurance hereunder shall be maintained in force as to the Policies reinsured hereunder without reduction so long as the amount of insurance for which the Ceding Insurer is obligated under such Policies remains in force without reduction.

3. Reserves. Ceding Insurer shall be solely responsible for furnishing all of the assets necessary to satisfy the Reserve Liability on the Policies reinsured hereunder ("Reserves").

3.1 Ceding Insurer shall retain ownership of all assets held as Reserves on the Policies reinsured hereunder and Reinsurer shall have no legal, equitable or security interest in such assets.

3.2 Reinsurer shall not participate in any long or short term capital gains or losses incurred by Ceding Insurer with respect to such assets and no part of any such gains and losses of Ceding Insurer from, or considered as being from, the sale or exchange of any asset shall be treated as gains or losses from the sale or exchange of assets owned by or belonging to the Reinsurer.

3.3 Reinsurer shall be solely responsible for paying all Federal, State and local income taxes, if any, relating to the Gross Investment Income paid by the Ceding Insurer to the Reinsurer hereunder.

4. Expenses. Except as otherwise provided herein, Ceding Insurer shall bear all expenses relating to the issuance and maintenance of the Policies reinsured hereunder.

4.1 For purposes of this Agreement, Policy Issue Expenses (herein so-called) for each new Policy reinsured hereunder and Policy Maintenance Expenses (herein so-called) for each Policy reinsured hereunder are detailed in Schedule A (attached). Reinsurer shall reimburse the Ceding Insurer for Policy Issue Expenses and Policy Maintenance Expenses in an amount equal to Reinsurer's Quota Share of the Policies reinsured hereunder, expressed as a percentage of the Policy Issue Expenses and the Policy Maintenance Expenses.

4.2 For purposes of this Agreement, a DAC Tax allowance shall be charged based upon Reinsurer's Quota Share of nonpension premium less the DAC Tax basis as calculated under IRS Regulation 848. The solution shall be multiplied by the present value of future DAC Tax Capitalization and Amortization based upon the ceding insurers marginal tax rate for Federal Income Tax purposes. Assuming a 34% tax rate, the solution would be multiplied by 1.5%.

4.3 Service Fees shall be paid by the Reinsurer as detailed in Exhibit C for Services performed by WLIC pursuant to the Administrative Services Agreement, as long as the business described herein remains in force.

5. Payments by Ceding Insurer. Within sixty (60) days after the end of each Accounting Period, Ceding Insurer shall deliver to Reinsurer an accounting with respect to all Policies reinsured hereunder and Ceding Insurer shall pay to Reinsurer the sum of:

(a) Reinsurer's Quota Share of Gross Premiums for such Accounting
Period.
(b) The Gross Investment Income for such Accounting Period.

(c) Reinsurer's Quota Share of any decrease in Reserve Liability and Claims Liability for such Accounting Period.

5.1 All sums due Reinsurer shall be offset, to the extent applicable, against all sums due Ceding Insurer under Paragraph 6 below.

6. Payments by Reinsurer. Within sixty (60) days after the end of each Accounting Period, Reinsurer shall pay Ceding Insurer the sum of:

(a) Reinsurer's Quota Share of all disbursements made by Ceding Insurer with respect to the Policies for such Accounting Period, (other than disbursements relating to Policy Issue Expenses, Policy Maintenance Expenses, Reserves, Claims Liability and Policy Loans) including, without limitation, all death benefits, nonforfeiture benefits, matured endowments, disability waiver of premium benefits, policyholder dividends, premium taxes, commissions and bonuses and Reinsurer agrees that it will pay all costs and expenses incurred by it or on its behalf in connection with the retrocession of any liability on the Policies reinsured hereunder.

(b) Reinsurer's Quota Share of all Policy Issue Expenses and Policy Maintenance Expenses for such Accounting Period.

(c) Reinsurer's Quota Share of all increases in Reserve Liability and Claims Liability for such Accounting Period.

(d) Reinsurance premiums due on Retrocession pursuant to Article IV of Exhibit D (Reinsurance Agreement).

6.1 All sums due Ceding Insurer shall be offset, to the extent applicable, against all sums due Reinsurer under Paragraph 5 above.

7. Tax Reserves. Reinsurer shall be responsible for its pro-rata share of any tax liability resulting from the difference between tax reserves and statutory reserves. A tax reserve adjustment shall be calculated on an annual basis and allocated to Reinsurer for this tax purpose.

8. Oversight. It is understood and agreed that if failure to comply with any terms of this Agreement is shown to be unintentional and the result of misunderstanding or oversight on the part of either the Ceding Insurer or Reinsurer, both the Ceding Insurer and Reinsurer shall be restored to the positions they would have been in had no such misunderstanding or oversight occurred.

9. Reinstatement. If a Policy reinsured hereunder lapses for nonpayment of premium and is subsequently reinstated by the Ceding Insurer under its regular rules, Reinsurer will automatically reinstate its reinsurance with respect to such Policy. The Ceding Insurer will promptly notify Reinsurer regarding any such reinstatement and will pay to Reinsurer its share of premiums in arrears, with interest at the same rate and in the same manner as received by the Ceding Insurer in connection with the reinstatement.

10. Misstatement of Age or Sex. If there is an increase or reduction in any Policy reinsured hereunder because of an overstatement or understatement of age or misstatement of sex being established either before or after the death of the life insured, Ceding Insurer and Reinsurer shall share in such increase or reduction in proportion to their respective liabilities under the Policy.

11. Settlement of Claims.

11.1 The Ceding Insurer shall give the Reinsurer prompt notice of any claim submitted on a policy reinsured hereunder and prompt notice of any instigation of any legal proceedings in connection therewith. Copies of proofs of other documents bearing on such claim or proceeding shall be furnished to the Reinsurer when requested.

11.2 The Reinsurer shall accept the good faith decision of the Ceding Insurer in settling any claim or suit and shall pay its share of net reinsurance liability upon receiving proper evidence of the Ceding Insurer's having settled with the claimant. Payment of net reinsurance liability on account of death or dismemberment shall be made in one lump sum. In settlement of reinsurance liability for Waiver of Premium benefits, the Reinsurer shall pay to the Ceding Insurer its proportionate share of the gross premium waived.

11.3 If the Ceding Insurer should contest or compromise any claim or proceeding, and the amount of net liability thereby be reduced, the Reinsurer's reinsurance liability shall be reduced in the proportion that the net liability of the Reinsurer bore to the sum of the retained net liability of the Ceding Insurer and the net liability of other reinsurers existing as of the occurrence of the claim.

11.4 Any unusual expenses incurred by the Ceding Insurer in defending or investigating a claim for policy liability or in taking up or rescinding a policy reinsured hereunder shall be participated in by the Reinsurer in the same proportion as described in Section 11.3 above.

11.5 In no event shall the following categories of expenses or liabilities be considered, for purposes of this agreement, as "unusual expenses" or items of "net reinsurance liability":

(a) routine investigative or administrative expenses;

(b) expenses incurred in conjunction with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits which the Ceding Insurer admits are payable;

(c) expenses, fees, settlements, or judgments arising out of or in conjunction with claims against the Ceding Insurer for punitive or exemplary damages;

(d) expenses, fees, settlements, or judgments arising out of or in conjunction with claims made against the Ceding Insurer and based on alleged or actual bad faith, failure to exercise good faith, or tortious conduct.

11.6 For purposes of this Agreement, penalties, attorney's fees, and interest imposed automatically by statute against the Ceding Insurer and arising solely out of judgment being rendered against the Ceding Insurer in a suit for policy benefits reinsured hereunder shall be considered "unusual expenses."

11.7 In the event that the amount of insurance provided by a policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex established after the death of the insured, the net reinsurance liability of the Reinsurer shall increase or reduce in the proportion that the net reinsurance liability of the Reinsurer bore to the sum of the net retained liability of the Ceding Insurer and the net liability of other reinsurers immediately prior to the discovery of such misstatement of age or sex. Reinsurance policies in force with the Reinsurer shall be reformed on the basis of the adjusted amounts, using premiums and reserves applicable to the correct age and sex. Any adjustment in reinsurance premiums shall be made without interest.

11.8 The Reinsurer shall refund to the Ceding Insurer any reinsurance premiums, without interest, unearned as of the date of death of the life reinsured hereunder.

11.9 If the Ceding Insurer pays interest from a specific date, such as the date of death of the insured, on the contractual benefit of a policy reinsured under this Agreement, the Reinsurer shall indemnify the Ceding Insurer for the Reinsurer's share of such interest. Interest paid by the Reinsurer under this
Section 11.9 shall be computed at the same rate and commencing as of the same date as that paid by the Ceding Insurer. The computation of interest paid by the Reinsurer under this Section 11.9 shall cease as of the earlier of (a) the date of payment of the Reinsurer's share of reinsurance liability and (b) the date of termination of the period for which the Ceding Insurer has paid such interest.

12. Inspection of Records. Each party shall have the right at any reasonable time during normal business hours to inspect, at the office of the other party, all books and documents relating to reinsurance under this Agreement.

13. Insolvency. In the event of the insolvency of the Ceding Insurer, all reinsurance shall be payable directly to the liquidator, receiver, or statutory successor of said Ceding Insurer, without diminution because of the insolvency of the Ceding Insurer; provided, however, that any obligations of the Ceding Insurer to Reinsurer shall be offset against the obligations of Reinsurer to Ceding Insurer.

13.1 In the event of the insolvency of the Ceding Insurer, the liquidator, receiver, or statutory successor of the Ceding Insurer shall give the Reinsurer written notice of the pendency of any claim on a Policy reinsured within a reasonable time, to be not less than thirty days, after such claim is filed in the insolvency proceeding. During the pendency of any such claim, Reinsurer may investigate such claim and in the name of the Ceding Insurer (or its liquidator, receiver, or statutory successor), but at its own expense, interpose in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Ceding Insurer or its liquidator, receiver, or statutory successor.

13.2 Any expense thus incurred by Reinsurer shall be chargeable, subject to court approval, against the Ceding Insurer as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Insurer solely as a result of the defense undertaken by Reinsurer. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the resulting expense shall be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the Ceding Insurer.

14. Abatement. This Agreement may not be Abated until such time as the Marketing Agreement has been terminated, after which time this Agreement may be Abated:

(a) By the mutual consent of the Ceding Insurer and the Reinsurer; or

(b) By Ceding Insurer upon thirty (30) days' written notice to Reinsurer; or

(c) By Reinsurer upon thirty (30) days' written notice to Ceding Insurer.

15. Termination. This Agreement may not be terminated until such time as the Marketing Agreement has been terminated, after which time this Agreement may only be terminated:

(a) By the mutual consent of the Ceding Insurer and the Reinsurer; or

(b) By Ceding Insurer in the event of a material breach hereof by Reinsurer and such breach is not cured or eliminated within thirty (30) days after receipt of written notice thereof to Reinsurer from Ceding Insurer; or

(c) By Reinsurer in the event of a material breach hereof by Ceding Insurer and such breach is not cured or eliminated within thirty (30) days after receipt of written notice thereof to Ceding Insurer from Reinsurer.

16. Recapture of Reinsured Business. If any Cumulative Production Goal is not met by the Target Date applicable thereto, the Ceding Insurer shall have the right, upon six months' prior written notice to Marketing Company and Reinsurer, to recapture all of the Insurance Business ceded by the Ceding Insurer to Reinsurer under this Agreement. No consideration shall be paid by the Ceding Insurer to Marketing Company or to Reinsurer for the recapture of such insurance business.

17. Right of First Refusal. Ceding Insurer shall have a right of first refusal to reinsure the Policies reinsured hereunder to Reinsurer under the terms, conditions and provisions set forth in Paragraph 7 of the Marketing Agreement.

18. Waiver. No delay or omission by any party hereto to exercise any right or power arising upon any noncompliance or default by any other party with respect to any of the terms of this Agreement shall impair any such right or power to be construed as a waiver thereof. A waiver by any of the parties hereto of the fulfillment of any of the covenants, conditions, or agreements to be performed by any other shall not be construed to be a waiver of any succeeding breach hereof or of any other covenant, condition or agreement herein contained. All remedies provided for in this Agreement shall be cumulative in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

l9. Amendments. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing duly executed by the parties hereto or their respective successors or permitted assigns.

20. Approvals, Consents. etc. In any instance where agreement, approval, acceptance or consent of any party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

21. Force Majeure. Ceding Insurer or Reinsurer shall be excused from performance hereunder for any period when either is prevented from performing any services to be provided hereunder, in whole or in part, as a result of an Act of God, fire, war, civil disturbance, court order, insurance department regulatory order, labor dispute, or other cause beyond its reasonable control, and such nonperformance shall not be a ground for Termination hereof or assertion of default hereunder. In the event either party hereto shall be excused from performance under this-provision, said party shall use its best efforts to provide, directly or indirectly, alternative and, to the extent practicable, equivalent fulfillment of its obligations hereunder.

22. Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void by any administrative agency, regulatory body, or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Agreement, and all other provisions hereof shall remain in full force and effect.

23. Arbitration. Any disagreement that should arise between Ceding Insurer and Reinsurer regarding the rights or liabilities of either party under any transaction pursuant to this Agreement shall be referred to arbitrators. One arbitrator is to be chosen by each party from among officers of other life insurance companies, which said officers are familiar with reinsurance transactions. A third arbitrator shall be chosen by the said two arbitrators before entering into arbitration. An arbitrator may not be a present or former officer, attorney, or consultant of Ceding Insurer or Reinsurer or either's affiliates. If the arbitrators appointed by the two parties cannot agree on a third person then either party may apply to the President of the American Life Insurance Association for appointment of a third arbitrator. The arbitrators' decision will be final and binding upon both parties.

The place of the meeting of the arbitrators will be decided by a majority vote of the members thereof. All expenses and fees of the arbitrators will be borne equally by Ceding Insurer and Reinsurer, unless the arbitrators decide otherwise.

24. Notice. Any notices required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Reinsurer to:

Kenton Stanger PO Box 683
225 South 200 West, Suite 302
Farmington, Utah 84025-0683

If to Ceding Insurer:

Cathy A. Shinagawa
Massachusetts General Life Insurance Company
7887 East Belleview Avenue
Englewood, Colorado 80111

25. Assignment. This Agreement shall not be assigned by either party hereto without the prior written consent of the other party hereto.

26. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Massachusetts; provided, however, that the services to be rendered to Reinsurer shall be rendered in conformity with the laws of its domiciliary states.

27. Oversight. If nonpayment of premium within the time specified or failure to comply with any of the other terms of this agreement is shown to be unintentional and the result of oversight or misunderstanding on the part of either party hereto, this Agreement will not be considered abrogated thereby, but both the parties to this Agreement will be restored to the position they would have occupied had no such oversight or misunderstanding occurred.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and delivered by their respective officers "hereunto duly authorized, all as the date first hereinabove written.




ATTEST:                       MASSACHUSETTS GENERAL LIFE INSURANCE COMPANY


/s/                           /s/ Roger Dunker
Secretary                     President


ATTEST:                       AMERICAN FINANCIAL REINSURANCE, INC.

/s/ Raymond L. Punta          /s/ Kenton L. Stanger
Secretary                     Chief Executive Officer


                                   EXHIBIT C


                       ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT made and entered into as of the 1st day of January, 1996 by and between WABASH LIFE INSURANCE COMPANY ("WLIC"), a Kentucky corporation with principal offices located at 7887 East Belleview Avenue, Englewood, Colorado 80111, and American Financial Reinsurance, Inc. ("Life Company"), an Arizona corporation with administrative offices at 225 South 200 West, Suite 302, Farmington, Utah 84025.

                                  WITNESSETH:

WHEREAS, MASSACHUSETTS GENERAL LIFE INSURANCE COMPANY ("MGLIC"), American Financial Marketing, Inc. ("Marketing Company"), WLIC and Life Company have entered into a Marketing Agreement (herein so-called) both of even date herewith under which, among other things, WLIC and Life Company agreed to enter into this Administrative Services Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All terms used in the Marketing Agreement shall have the same meaning in this Agreement unless otherwise indicated herein.

2. Administrative Services. WLIC agrees to provide to Life Company all administrative services and to perform all functions necessary to fully process, administer and account for all Insurance Business issued as a result of applications solicited by General Agents which Insurance Business is ceded by MGLIC to and reinsured by Life Company under the Modified Coinsurance Agreement and any other Coinsurance Agreement between Life Company and MGLIC (the "Reinsured Business"). Such administrative services and functions shall include, without limitation, all necessary actuarial, accounting and retrocession reinsurance services required to fully process, administer and account for all of the Reinsured Business.

3. Service Fee. As consideration for rendering the administrative services and performing the functions specified in Paragraph 2 above, Life Company agrees to pay to WLIC a monthly Service Fee (herein so-called) equal to one-sixth of one percent (.167~) of the Quota Share of the premiums on the policies of MGLIC in force each month and reinsured by Life Company. For purposes of this calculation, premiums in force shall consist of (i) annualized premiums for all fixed premium policies in force, excluding single premium whole life and (ii) units in force multiplied by the control premium at date of issue for all universal life policies. The Service Fee shall be payable to WLIC within sixty
(60) days after the end of each Accounting Period as defined in the certain Modified Coinsurance Agreement of even date herewith and shall constitute full compensation to WLIC for the rendition of such administrative services and the performance of such functions, including WLIC's costs and expenses related to such services. Such Service Fee shall be payable to WLIC in addition to any fees, expenses or allowances payable by Life Company to MGLIC under the said Modified Coinsurance Agreement and any other Coinsurance Agreement between MGLIC and Life Company. In the event that such payment would be in violation of applicable insurance or state laws, WLIC shall not accept the payment and shall be released from future obligations under this Agreement.

4. Supervision of Life Company. All services performed by WLIC hereunder shall at all times be subject to the review, control and supervision of Life Company's Board of Directors. WLIC shall at all times act in a fiduciary capacity with respect to Life Company. WLIC shall prepare and submit to Life Company such reports as to services provided and costs incurred as Life Company may reasonably request. WLIC shall allow representatives of Life Company to inspect and copy, at all reasonable times, WLIC's financial and other records pertaining to services provided to Life Company.

5. Third Party Agreements. Life Company acknowledges that WLIC may, as a part of its normal business, perform similar services and functions for its affiliates and for other nonaffiliated third parties ("Other Parties") and that WLIC may utilize the same office space, equipment and personnel to perform such services and functions for its affiliates and Other Parties as it utilizes to perform such services and functions for Life Company.

6. Responsible Officer. Life Company shall designate an officer who shall be authorized to direct WLIC in the performance of its duties hereunder.

7. Termination. This Agreement may not be terminated until such time as all Modified Coinsurance Agreements between MGLIC and Life Company have been terminated, after which this Agreement may only be terminated: (a) By the mutual consent of the parties hereto; or (b) By WLIC in the event of a material breach hereof by Life Company and such breach is not cured or eliminated within thirty
(30) days after receipt of written notice thereof to Life Company from WLIC; or
(c) By Life Company in the event of a material breach hereof by WLIC and such breach is not cured or eliminated within thirty (30) days after receipt of written notice thereof to WLIC from Life Company.

8. Further Assurance. Upon the sale of Life Company, or upon the sale of all or substantially all the assets, or upon the sale or transfer of any Insurance Business ceded to Life Company for which WLIC provides administrative services, WLIC will cooperate and cause its affiliates to cooperate to effect the orderly transition of the business, operations, or affairs (as the case may be) of Life Company and will take such action as Life Company reasonably requests in connection therewith.

9. Miscellaneous.
(a) Assignments. This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns, but no party may assign this Agreement without the prior written consent of the other parties.

(b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

(c) Section Headings. The headings set forth herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(d) Waiver. No delay or omission by any party hereto to exercise any right or power arising upon any noncompliance or default by any other party with respect to any of the terms of this Agreement shall impair any such right or power to be construed as a waiver thereof. A waiver by any of the parties hereto of the fulfillment of any of the covenants, conditions, or agreements to be performed by any other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition, or agreement herein contained. All remedies provided for in this Agreement shall be cumulative in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

(e) Amendments. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing duly executed by the parties hereto or their respective successors or permitted assigns.

(f) Relationship of Parties. In furnishing services to Life Company, WLIC shall be deemed to be acting as an independent contractor. WLIC does not undertake by this Agreement or otherwise to perform any obligation of Life Company, whether regulatory or contractual, except as provided herein. WLIC shall not be deemed to be joint venturer with, or an employee of, Life Company.

(g) Approvals, Consents. etc. In any instance where agreement, approval, acceptance or consent of any party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

(h) Force Majeure. WLIC or Life Company shall be excused from performance hereunder for any period when either is prevented from performing any services to be provided hereunder, in whole or in part, as a result of an Act of God, fire, war, civil disturbance, court order, insurance department regulatory order, labor dispute, and such nonperformance shall not be a ground for termination hereof or assertion of default hereunder. In the event WLIC shall be excused from performance under this provision, WLIC shall use its best efforts to provide, directly or indirectly, alternative and, to the extent practicable, equivalent fulfillment of its obligations hereunder.

(i) Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void by any administrative agency, regulatory body, or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Agreement, and all other provisions hereof shall remain in full force and effect.

(j) Arbitration. Any disagreement that should arise between Life Company and WLIC regarding the rights or liabilities of either party under any transaction pursuant to this Agreement shall be referred to arbitrators. One arbitrator is to be chosen by each party from among officers of other life insurance companies, which said officers are familiar with reinsurance transactions. A third arbitrator shall be chosen by the said two arbitrators before entering into arbitration. An arbitrator may not be a present or former officer, attorney, or consultant of Life Company or WLIC or either's affiliates. If the arbitrators appointed by the two parties cannot agree on a third person then either party may apply to the President of the American Life Insurance Association for appointment of a third arbitrator. The arbitrators' decision will be final and binding upon both parties.

The place of the meeting of the arbitrators will be decided by a majority vote of the members thereof. All expenses and fees of the arbitrators will be borne equally by Ceding Insurer and Reinsurer, unless the arbitrators decide otherwise.

(k) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Massachusetts.

(1) Notice. Any notices required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to WLIC:

     Cathy A. Shinagawa
     Wabash Life Insurance Company
     7887 East Belleview Avenue
     Englewood, Colorado 80111

If to Life Company:

     Kenton Stanger, President
     PO Box 683
     225 South 200 West, Suite 302
     Farmington, Utah 84025-0683

(m) Oversight. If nonpayment of premiums within the time specified or failure to comply with any of the other terms of this Agreement is shown to be unintentional and the result of oversight or misunderstanding on the part of either party hereto, this Agreement will not be considered abrogated thereby, but both the parties to this Agreement will be restored to the position they would have occupied had no such oversight or misunderstanding occurred.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and delivered by their respective officers "hereunto duly authorized, all as of the date first hereinabove written.




     ATTEST:                       WABASH LIFE INSURANCE COMPANY

     /s/                           /s/ Roger Dunker
     Secretary                     President



     ATTEST:                       AMERICAN FINANCIAL REINSURANCE, INC.

     /s/ Raymond L. Punta          /s/ Kenton L. Stanger
     Secretary                     Chief Executive Officer



                                EXHIBIT D
                          REINSURANCE AGREEMENT

THIS REINSURANCE AGREEMENT, made and entered into as of the 1st day of January 1996 by and between American Financial Reinsurance, Inc. ("Life Company"), an Arizona corporation with principal offices located at 225 South 200 West, Suite 302, Farmington, Utah 84025, and MASSACHUSETTS GENERAL LIFE INSURANCE COMPANY ("MGLIC"), a Massachusetts corporation with principal offices located at 7887 East Belleview Avenue, Englewood, Colorado 80111.

                           W-I-T-N-E-S-S-E-T-H

The Life Company and MGLIC mutually agree to reinsure on the terms and conditions set out below. This agreement is solely between the Life Company and MGLIC, and performance of the obligations of each party under this agreement shall be rendered solely to the other party. In no instance shall anyone other than the Life Company or MGBIC have any rights under this agreement.

ARTICLE I. Automatic Reinsurance

1. Insurance. The Life Company will cede (retrocede) and MGLIC will accept reinsurance under policies which are written by MGLIC and quota share reinsured to the Life Company under a Modified Coinsurance Agreement or Coinsurance Agreement between MGLIC and Life Company, of even date herewith. When the Life Company retains its maximum limit of retention, as shown in Schedule A, attached, the Life Company will cede (retrocede) and MGLIC will accept automatically amounts in excess of the Life Company's retention.

It is hereby understood by Life Company and MGLIC that Life Company shall not be liable for any such amounts ceded (retroceded) to MGLIC hereunder and that the liability of Life Company shall always be limited to its maximum limit of retention as shown in the attached Schedule A.
2. Coveraqes. Life insurance, waiver of premium disability benefit for an amount not greater than the corresponding life insurance, and benefits under associated riders are exclusively the coverages or risks reinsured automatically under Paragraph 1 (to the extent that limits are specified in Schedule A, attached). The life insurance includes both basic policies and term riders providing life insurance protection. Reinsurance under this agreement will be limited to the Plans listed in Schedule D attached to this agreement.

3. Reqular Limits of Retention. The regular limits of retention detailed in Schedule A and referred to in this agreement may be modified by the Life Company by thirty (30) days' written notice to MGLIC. The amount of reinsurance to be ceded and accepted automatically after the new limits take effect will be determined by mutual agreement.

4. Procedures to Effect Reinsurance. MGLIC will notify the Life Company quarterly of all new policies assumed by the Life Company where the Life Company's quota share of the face amount exceeds the Life Company's retention limit as detailed in Schedule A. These policies will be automatically ceded (retroceded) to MGLIC. A sample listing of such reporting of policies is attached as Schedule B to this agreement.

ARTICLE II. Liability

1. Automatic Reinsurance Liability. The liability of MGLIC on any automatic reinsurance under this agreement begins and ends at the same time as that of the Life Company.

ARTICLE III. Amount of Insurance

1. Amounts. Life insurance under this agreement shall be on the Yearly Renewable Term plan for the amount at risk under the policy reinsured. The Life Company's net amount at risk shall be calculated in the following manner:
At the end of each month, the reinsured risk amount shall be determined as follows:

(a)       If Death Benefit Option A:
          Reinsured Risk Amount =
          Reinsured Risk Amount =
          Value of Accumulation Account
          --------------------------------------
          Ceded Amt x 1 -     Value of Accumulation Account
                         --------------------------------------
                                     Death Benefit

(b) If Death Benefit option B:

          Reinsured Risk Amount = Ceded Amount

When the original policy is issued on a level term plan for twenty years or less or on a reducing term plan for any period of years, the reinsurance shall be for the face amount, and cash values, if any, shall be disregarded. If desired, amount at risk may be determined by other methods agreeable to the Life Company and MGLIC. Reinsurance amounts for waiver of premium disability benefit, for additional indemnity for accidental death or death by accidental means, and for benefits under associated riders are on the same basis as coverages assumed by the Life Company.

2. Reductions and Terminations. Reinsurance amounts are calculated in terms of coverages on the life of a person. If any of the Life Company's policies or riders on the person are reduced or terminated, the reinsurance will be reduced or terminated by the corresponding amount. The reduction will not be applied, however, to force the Life Company to reassume more than its regular retention limit at the time of the reduction for the age at issue, mortality rating and form of the policy or policies for which reinsurance is being terminated.
3. Reinstatements. A policy which has been ceded to MGLIC on an automatic basis, that was reduced, terminated or lapsed, if reinstated will be reinstated automatically to the amount that would be in force had the policy not been reduced, terminated or lapsed.

In connection with all such reinstatements, the Life Company shall pay MGLIC all reinsurance premiums in arrears with interest at the same rate and in like manner as the Life Company has been credited under its Modified Coinsurance Agreement with MGLIC.

4. Nonforfeiture Benefits. Reduced paid-up will be treated as a reduction in accordance with Paragraph 2 above. Extended term will be continued on a basis proportionate to the reinsurance risk before the extended term option was effected. Approximations and methods to simplify handling may be agreed upon by the Life Company and MGLIC.

ARTICLE IV. Premiums

1. Life Reinsurance. The monthly premiums for standard and substandard life reinsurance shall be computed in accordance with the rates contained in the attached Schedule C, using MGLIC's applicable monthly modal factor. If a flat extra premium is charged, the amount will be payable to MGLIC, in addition to the standard and any substandard premiums, less an allowance for commissions as shown in Schedule C.

The basic premiums payable for reinsurance of opted insurance issued under the provisions of guaranteed insurability riders will be calculated at the rates effective for regular new reinsurance ceded under this agreement at the date of option. A single extra payment will also be payable for such reinsurance and will be calculated at the rates shown in Schedule E, attached hereto. This extra payment will be payable at issue of the opted policy and will not be subject to refund for any reason.
MGLIC anticipates that those premium rates will be continued indefinitely for all business ceded using these rate schedules; however, because of the technical questions in some states regarding deficiency reserve requirements, for those premiums less than those which are based on the 1980 CSO Table at 4 1/2% interest, only the later premiums shall be guaranteed for renewal by MGLIC.

2. Disability Waiver of Premium and Payor Benefits. Premiums for these benefits, if included in this Agreement, will be paid at the same rate as MGLIC charges for the benefit, less allowances for commissions as shown in Schedule C.

3. Preliminary Term Insurance. If the Life Company issues a policy with preliminary term insurance, the reinsurance premium for the preliminary term period will be paid to MGLIC at the same rate the Life Company has been credited for the policies on which reinsurance in MGLIC is based. This rule applies to all benefits under the preliminary term insurance. For the first policy year after the preliminary term period, the premiums for all benefits will be computed at first year rates.

4. Accidental Death Benefits. The Life Company shall cede 100% of its Quota Share of Accidental Death Benefits to MGLIC and will be "Bulk Reported" to MGLIC on an annual basis. The total amount of such Accidental Death Benefits in force as of December 31 in any year, shall be determined from line 39, Page 26 (Exhibits of Life Insurance), as shown in the Company's annual statement filed with the State Insurance Department.

The premium due MGLIC from the Company will be determined for each calendar year as follows:

(a) At the beginning of each calendar year an advance premium at the rate of $0.60 per $1,000 of Accidental Death Benefits in force on December 31st immediately preceding the beginning of each calendar year shall be payable; and
(b) at the close of such calendar year, premium at the rate of $0.30 per $1,000 of increase of such insurance in force, from the preceding December 31st to the current December 31st, shall be payable.

5. Payments. Premiums are payable quarterly. If reinsurance is reduced, terminated or increased by reinstatement during the quarter, pro rata adjustment will be made by MGLIC and the Life Company on all premium items except policy fees.

6. Procedure. Each calendar quarter MGLIC will send to the Life Company one copy of a statement of reinsurance due. The statement will show the premium due on new reinsurance effected in the preceding quarter and on existing reinsurance, the pro rata adjustments for changes in reinsurance and death claim benefits payable to the Life Company. The settlement of any amounts due under this Paragraph 6 shall be adjusted by any monies due and payable in accordance with Paragraph 6 of Exhibit B (Modified Coinsurance Agreement). If a balance is due the Life Company, it will be remitted promptly by MGLIC. The Life Company will note to MGLIC any discrepancies and proper adjustment will be made. Except as provided in this Article, the payment of reinsurance premiums shall be a condition precedent to the liability of MGLIC under reinsurance covered by this agreement. In the event of nonpayment of reinsurance premiums as provided in this paragraph, MGLIC shall have the right to terminate the reinsurance under all policies having reinsurance premiums in arrears.

7. Aqe or Sex Adjustment. If the insured's age or sex was misstated and the amount of insurance on the reinsured's policy is adjusted after his death, the Life Company and MGLIC will share the adjustment in proportion to the amount of liability of each at the time of issue of the policies. Premiums will be recalculated for the correct ages and amounts but according to the proportion as above and adjusted without interest. If the insured is still alive, the method above will be used for past years and the amount of reinsurance and premium adjusted for the future to the amount that would have been correct at issue.
ARTICLE V. DAC Tax

1. Life Company and MGLIC, herein collectively called the "Parties" or singularly, the "Party." The Parties hereby elect under Treasury Regulation ("REG.") Section1.848-2(g)(8) to compute "specified policy acquisition expenses," as defined under Internal Revenue Code ("IRC") Section848(c)(1) in the following manner:

The party with net positive consideration as determined under Reg. Section1.848-2 (f) and Reg. Section1.848-3 shall compute specified policy acquisition expenses without regard to the general deductions limitation of IRC Section848 (c)(1) for each taxable year commencing with the year ending on or after December 29, 1992.

The parties will exchange information pertaining to the aggregate amount of net consideration as determined under Reg. Section1.848-2(f) and Section1.848-3, for all Reinsurance Agreements in force between them, to ensure consistency for purposes of computing specified policy acquisition expenses. MGLIC shall provide to the Life Company the amount of such net consideration for each taxable year no later than June 1 following the end of the year. The Life Company shall advise MGLIC within thirty (30) days of receipt of such information if it disagrees with the amounts provided. If the Life Company fails to notify MGLIC within the specified period, MGLIC shall assume that the Life Company agrees with the amounts provided by MGLIC.

If the Parties should disagree as to the amount of the net considerations, the Parties agree to resolve any differences by basing the net consideration calculation on MGLIC's books and records. In addition, MGLIC agrees to allow the Life Company access to its books and records only as it pertains to this Reinsurance Agreement in order to confirm MGLIC's computations.

The Life Company and MGLIC represent and warrant that they are subject to U.S. taxation under subchapter L of the IRC.

2. For purposes of this Agreement, a DAC Tax allowance shall be charged based upon MGLIC's retrocession of nonpension premium less the DAC Tax basis as calculated under IRS Regulation 848. The solution shall be multiplied by the present value of future DAC Tax Capitalization and Amortization based upon the ceding insurers marginal tax rate for Federal Income Tax purposes. Assuming a 34% tax rate, the solution would be multiplied by 1.5~.

ARTICLE VI. Recapture

1. Recapture. If the Life Company increases its limits of retention, it may make a corresponding reduction in the reinsurance in force under this agreement on all persons where the Life Company has maintained its maximum limit of retention as detailed in Schedule A.

2. Method of Recapture. If the Life Company elects to recapture, it will notify MGLIC in writing within 90 days from the effective date of its increase in retention. At the next anniversary (or the tenth anniversary, if later) of the reinsured's policy, the reinsurance will be reduced to increase the total retained by the Life Company to its new maximum. Recapture is allowed on only one retention during any twelve month period and the amount of increase subject to recovery shall not exceed 100 percent of the previous retention detailed in Schedule A. If reinsurance on any policy for any person is reduced under this provision, all must be reduced.

ARTICLE VII. Arbitration

Any disagreement that should arise between Ceding Insurer and Reinsurer regarding the rights or liabilities of either party under any transaction pursuant to this Agreement shall be referred to arbitrators. One arbitrator is to be chosen by each party from among officers of other life insurance companies, which said officers are familiar with reinsurance transactions. A third arbitrator shall be chosen by the said two arbitrators before entering into arbitration. An arbitrator may not be a present or former officer, attorney, or consultant of Ceding Insurer or Reinsurer or either's affiliates. If the arbitrators appointed by the two parties cannot agree on a third person then either party may apply to the President of the American Life Insurance Association for appointment of a third arbitrator. The arbitrators' decision will be final and binding upon both parties.

The place of the meeting of the arbitrators will be decided by a majority vote of the members thereof. All expenses and fees of the arbitrators will be borne equally by Ceding Insurer and Reinsurer, unless the arbitrators decide otherwise.

ARTICLE VIII. Duration of Agreement

1. Duration of Agreement. This agreement will be effective on and after the effective date first set forth above. It is unlimited in duration but may be amended by mutual consent of the Life Company and MGLIC. It may be terminated as to new reinsurance by either party giving 90 days' written notice to the other. Termination as to new reinsurance does not affect existing reinsurance. That reinsurance will remain in force until termination of the Life Company's policy or policies on which the reinsurance is based in accordance with the terms of this agreement.

ARTICLE IX. General Provisions

1. Reinsurance Conditions. The reinsurance is subject to the same limitations and conditions as the insurance under the policy or policies reinsured is based.

2. Errors and Omissions. It is expressly understood and agreed that if nonpayment of premiums within the time specified or failure to comply with any terms of this contract is shown to be unintentional and the result of misunderstanding or oversight on the part of either the Life Company or MGLIC, both the Life Company and MGLIC shall be restored to the positions they would have occupied had no such error or oversight occurred.

3. Insolvency. All reinsurance under this agreement will be paid by MGLIC directly to the Life Company, its liquidator, receiver, or statutory successor, on the basis of the liability of the Life Company under the policy or policies reinsured without diminution because of the insolvency of the Life Company. In the event of the insolvency of the Life Company, the liquidator, receiver, or statutory successor of the Life Company will give written notice of a pending claim against the Life Company on any policy reinsured within a reasonable time after the claim is filed in the insolvency proceedings. While the claim is pending, MGLIC may investigate and interpose, at its own expense, in the proceedings where the claim is to be adjudicated, any defenses which it may deem available to the Life Company or its liquidator, receiver, or statutory successor. The expense incurred by MGLIC will be charged subject to court approval, against the Life Company as an expense of liquidation to the extent of a proportionate share of the benefit that accrues to the Life Company as a result of the defenses by MGLIC. Where two or more reinsurers are involved and a majority in interest elect to defend a claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as if the expense had been incurred by the Life Company.

4. Oversight. It is understood and agreed that if failure to comply with any terms of this Agreement is shown to be unintentional and the result of misunderstanding or oversight on the part of either the Ceding Insurer or Reinsurer, both the Ceding Insurer and Reinsurer shall be restored to the positions they would have been in had no such misunderstanding or oversight occurred.

5. Waiver. No delay or omission by any party hereto to exercise any right or power arising upon any noncompliance or default by any other party with respect to any of the terms of this Agreement shall impair any such right or power to be construed as a waiver thereof. A waiver by any of the parties hereto of the fulfillment of any of the covenants, conditions or agreements to be performed by any other shall not be construed to be a waiver of any succeeding breach hereof or of any other covenant, condition or agreement herein contained. All remedies provided for in this Agreement shall be cumulative in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

6. Amendments. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing duly executed by the parties hereto or their respective successors or permitted assigns.

7. Approvals, Consents. etc. In any instance where agreement, approval, acceptance or consent of any party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

8. Force Majeure. Ceding Insurer or Reinsurer shall be excused from performance hereunder for any period when either is prevented from performing any services to be provided hereunder, in whole or in part, as a result of an Act of God, fire, war, civil disturbance, court order, insurance department regulatory order, labor dispute, or other cause beyond its reasonable control, and such nonperformance shall not be a ground for Termination hereof or assertion of default hereunder. In the event either party hereto shall be excused from performance under this provision, said party shall use its best efforts to provide, directly, or indirectly, alternative and, to the extent practicable, equivalent fulfillment or its obligations hereunder.

9. Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void by any administrative agency, regulatory body, or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Agreement, and all other provisions hereof shall remain in full force and effect.

10. Notice. Any notices required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to Life Company:
        Kenton Stanger, President
        PO Box 683
        225 South 200 West, Suite 302
        Farmington, Utah 84025-0683

        If to MGLIC:
        Cathy A.Shinagawa
        Massachusetts General Life Insurance Company
        7887 East Belleview Avenue
        Englewood, Colorado 80111

11. Section Headings. The headings set forth herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Massachusetts.

13. Assignment. This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns, but no party may assign this Agreement without the prior written consent of the other parties.


ATTEST:                       AMERICAN FINANCIAL REINSURANCE, INC.


/s/  Raymond L. Punta         /s/  Kenton L. Stanger
Secretary                     (Chief Executive Officer)


ATTEST:                       MASSACHUSETTS GENERAL LIFE INSURANCE
                               COMPANY


/s/                           /s/ Roger Dunker
Secretary                     President